Exhibit 107
Calculation of Filing Fee Tables
FORM S-3
(Form Type)
Vitesse Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457	(o)		(1)		(2)
Fees to Be Paid	Equity	Preferred Stock	457	(o)		(1)		(2)
Fees to Be Paid	Equity	Depositary Shares	457	(o)		(1)		(2)
Fees to Be Paid	Other	Warrants	457	(o)		(1)		(2)
Fees to Be Paid	Other	Purchase Contracts	457	(o)		(1)		(2)
Fees to Be Paid	Other	Units	457	(o)		(1)		(2)
Fees to Be Paid	Unallocated (Universal) Shelf	-	457	(o)	N/A		Unallocated (Universal) Shelf		$300,000,000	0.00014760	$44,280.00
Fees Previously Paid	-	-	-		-		-		—	—	—
Carry Forward Securities
Carry Forward Securities	-	-	-		-		-		—	—	—	—	—	—	—
Total Offering Amounts									$300,000,000	0.00014760	$44,280.00
Total Fees Previously Paid											$—
Total Fee Offsets											$—
Net Fee Due											$44,280.00
(1)Includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.
(2)Not specified as to each class of securities to be registered hereunder pursuant to Item 16(b) to Form S-3 under the Securities Act of 1933, as amended. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3)In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.